EXHIBIT D-2

FEES PAID TO NB MANAGEMENT
(Pursuant to Management, Administration and Distribution Agreements
between the Trust on behalf of each Fund and NB Management)

___________________________

NEUBERGER BERMAN EQUITY FUNDS
(fees paid under each agreement for fiscal year ended August 31, 2008)
___________________________

	Management		Administration	Distribution
Fund	Fee	Class	Fee	Fee
Neuberger Berman	$61,814	Investor	$29,223	$0
Century Fund
Neuberger Berman	$10,715	Institutional	$1,116	$0
Climate Change Fund		A	$1,256	$1,205
		C	$84	$325
Neuberger Berman	N/A	Institutional	N/A	N/A
Emerging Markets		A	N/A	N/A
Equity Fund*		C	N/A	N/A
Neuberger Berman	$43,739	Institutional	$18,959	$0
Equity Income Fund		A	$6,077	$5,827
		C	$224	$861
Neuberger Berman	$4,969,342	Investor	$2,320,048	$0
Focus Fund		Trust	$226,898	$56,735
		Advisor	$79,305	$49,569
Neuberger Berman	$76,273,334	Investor	$5,419,863	$0
Genesis Fund		Trust	$19,037,236	$0
		Advisor	$2,236,218	$1,397,666
		Institutional	$6,210,318	$0
Neuberger Berman	$7,242,011	Investor	$3,532,177	$0
Guardian Fund		Trust	$450,673	$112,671
		Advisor	$3,816	$2,385
Neuberger Berman	$9,230,732	Investor	$1,403,528	$0
International Fund		Trust	$2,433,992	$0
Neuberger Berman	$4,201,850	Institutional	$753,870	$0
International Institutional Fund
Neuberger Berman	$1,058,279	Trust	$219,771	$54,943
International Large Cap Fund		Institutional	$205,265	$0
		A	$1,445	$1,385
		C	$187	$720
Neuberger Berman	$27,497	Institutional	$2,524	$0
Large Cap Disciplined		A	$3,651	$3,502
Growth Fund		C	$4,967	$19,096
Neuberger Berman	$2,543,829	Investor	$1,130,351	$0
Mid Cap Growth Fund		Trust	$50,913	$0
		Advisor	$9,760	$6,097
		Institutional	$34,422	$0

	Management		Administration	Distribution
Fund	Fee	Class	Fee	Fee
Neuberger Berman	$18,671,438	Investor	$6,013,611	$0
Partners Fund		Trust	$4,451,177	$1,112,843
		Advisor	$2,373,077	$1,483,203
		Institutional	$226,808	$0
Neuberger Berman	$467,931	Trust	$233,273	$58,319
Real Estate Fund		Institutional	$263	$0
Neuberger Berman	$755,162	Investor	$217,658	$0
Regency Fund		Trust	$214,341	$53,581
Neuberger Berman	$17,035	Institutional	$2,330	$0
Select Equities Fund		A	$3,497	$3,358
		C	$514	$1,972
Neuberger Berman	$1,454,680	Investor	$350,407	$0
Small Cap Growth Fund		Trust	$99,075	$24,767
		Advisor	$39,392	$24,624
		Institutional	$2,720	$0
Neuberger Berman	$46,946	Trust	$34,142	$8,535
Small and Mid Cap
Growth Fund
Neuberger Berman	$6,009,872	Investor	$2,051,922	$0
Socially Responsive Fund		Trust	$1,454,204	$363,569
		Institutional	$65,961	$0

* The Fund did not commence operations until after August 31, 2008.

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LEHMAN BROTHERS INCOME FUNDS
(fees paid under each agreement for fiscal year ended October 31, 2008)
___________________________

	Management		Administration	Distribution
Fund	Fee	Class	Fee	Fee
Neuberger Berman	$450,206	Investor	$1,215,557	$0
Cash Reserves
Neuberger Berman	$222,481	Investor	$112,835	$104,448
Core Bond Fund		Institutional	$70,471	$0
		A	$282	$261
		C	$290	$1,073
Neuberger Berman	$318,302	Investor	$1,072,189	$0
Government Money Fund*
Neuberger Berman	$1,357,371	Investor	$763,523	$0
High Income Bond Fund
Neuberger Berman	$2,071,510	Investor	$2,337,511	$0
Municipal Money Fund
Neuberger Berman	$70,985	Investor	$76,664	$0
Municipal Securities Trust
Neuberger Berman	$1,879,879	Investor	$2,107,716	$0
New York Municipal
Money Fund
Neuberger Berman	$233,222	Investor	$221,192	$0
Short Duration Bond Fund		Trust	$56,827	$0
Neuberger Berman	$69,399	Trust	$1,214	$303
Strategic Income Fund		Institutional	$17,510	$0
		A	$288	$267
		C	$238	$880
Neuberger Berman	$1,987,444	Reserve	$813,678	$0
Tax-Free Money Fund*

*	Fees paid for fiscal year ended March 31, 2008.

_________________________

LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY FUNDS
(fees paid under each agreement for fiscal year ended March 31, 2008)
_________________________

	Management		Administration	Distribution
Fund	Fee	Class	Fee	Fee
Neuberger Berman Treasury Fund	$835,529	Institutional	$1,042,895	$0

_________________________

NEUBERGER BERMAN INSTITUTIONAL LIQUIDITY SERIES
(fees paid under each agreement for fiscal year ended March 31, 2008)
_________________________

	Management		Administration	Distribution
Fund	Fee	Class	Fee	Fee
Neuberger Berman	$1,986,382	Trust	$3,716,738	$0
Institutional Cash Fund
Neuberger Berman	$743,819	Trust	$1,391,744	$0
Prime Money Fund